Exhibit 99.2

ENDORSEMENT_LINE______________ SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Comerica’s employee benefit plan votes submitted electronically must be received by 11:59PM Eastern Time, on January 2, 2026 Online Go to www.envisionreports.com/CMA or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CMA Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2026 Special Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A PROPOSALS — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. 1. Proposal to adopt the Agreement and Plan of Merger, by and among Fifth Third Bancorp, Fifth Third Financial Corporation, Comerica Incorporated and Comerica Holdings Incorporated, dated as of October 5, 2025. 3. Proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to adopt the Comerica merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided. IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

The 2026 Special Meeting of Stockholders of Comerica Incorporated will be held on January 6, 2026 at 9:00 a.m. EST virtually via the Internet at meetnow.global/MPJJCLF. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on January 6, 2026 The notice of special meeting, proxy statement, and special report to security holders are available at www.envisionreports.com/CMA Small steps make an impact. Help the environment by consenting to receive electronic delivery. Sign up at www.envisionreports.com/CMA q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — Comerica Incorporated This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Von E. Hays and Nicole V. Gersch, or either of them, as Proxies, each with the power to appoint his or her substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Comerica Incorporated held of record by the undersigned on November 24, 2025, at the Special Meeting of Stockholders to be held on January 6, 2026, and any adjournments or postponements of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting. This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of Comerica’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the respective plans. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below.